                                                                      Exhibit 21

              SUBSIDIARIES OF LEXINGTON CORPORATE PROPERTIES TRUST
                         (JURISDICTION OF ORGANIZATION)

Barnhech Montgomery Associates Limited Partnership (Maryland)
Lepercq Corporate Income Fund L.P. (Delaware)
Lepercq Corporate Income Fund II L.P. (Delaware)
Lex GP-1 Trust (Delaware)
Lex LP-1 Trust (Delaware)
Lexington American Way Manager, Inc. (Delaware)
Lexington Arlington L.P. (Delaware)
Lexington Arlington Manager LLC (Delaware)
Lexington Auburn Hills, Inc. (Delaware)
Lexington Auburn Hills L.L.C. (Delaware)
Lexington Baton Rouge L.L.C. (Louisiana)
Lexington BCBS L.L.C. (South Carolina)
Lexington Boca L.L.C. (Florida)
Lexington Boca Manager L.L.C. (Delaware)
Lexington Bristol L.P. (Delaware)
Lexington Bristol Manager, Inc. (Delaware)
Lexington Chester Industrial, L.L.C. (South Carolina)
Lexington Chester Manager, Inc. (South Carolina)
Lexington Columbia Expansion Manager, Inc. (South Carolina)
Lexington Columbia Expansion L.L.C. (South Carolina)
Lexington Columbia Manager, Inc. (South Carolina)
Lexington Columbia Master Manager, Inc. (Delaware)
Lexington Columbia Master L.L.C. (Delaware)
Lexington Contributions Inc. (Delaware)
Lexington Danville L.L.C. (Delaware)
Lexington Dubuque Manager Inc. (Delaware)
Lexington Decatur L.L.C. (Delaware)
Lexington Decatur Manager L.L.C. (Delaware)
Lexington Dillon L.L.C. (South Carolina)
Lexington Dillon Manager L.L.C. (Delaware)
Lexington Dubuque L.L.C. (Delaware)
Lexington Dulles L.L.C. (Delaware)
Lexington Dulles Manager L.L.C. (Delaware)
Lexington English Trust (Delaware)
Lexington Florence L.L.C. (Delaware)
Lexington Florence Manager L.L.C. (Delaware)
Lexington Fort Mill L.L.C. (Delaware)
Lexington Fort Mill Manager L.L.C. (Delaware)
Lexington Glendale L.L.C. (Delaware)
Lexington Glendale Manager L.L.C. (Delaware)
Lexington Greenville Manager Inc. (Delaware)
Lexington Groveport L.L.C. (Delaware)
Lexington Groveport Manager L.L.C. (Delaware)

Lexington Hampton L.L.C. (Delaware)
Lexington Herndon, Inc. (Delaware) LXP
Lexington Jackson Manager Inc. (Delaware)
Lexington Kansas City LLC (Delaware)
Lexington Kansas City Manager LLC (Delaware)
Lexington Kingston Doughten Inc. (Delaware)
Lexington Kingston Doughten L.P. (Delaware)
Lexington Kingston Main Inc. (Delaware)
Lexington Kingston Main L.P. (Delaware)
Lexington Knoxville L.L.C. (Delaware)
Lexington Knoxville Manager L.L.C. (Delaware)
Lexington Lake Forest L.L.C. (Delaware)
Lexington Lake Forest Manager L.L.C. (Delaware)
Lexington Lancaster L.L.C. (Delaware)
Lexington Lancaster II L.L.C. (Delaware)
Lexington Lancaster Manager L.L.C. (Delaware)
Lexington Livonia L.L.C. (Michigan)
Lexington Mechanicsburg Inc. (Delaware)
Lexington Mechanicsburg L.P. (Delaware)
Lexington Memorial L.L.C. (Delaware)
Lexington Milpitas L.L.C. (California)
Lexington Milpitas Manager, Inc. (California)
Lexington Milpitas Manager L.L.C. (Delaware)
Lexington Minneapolis L.L.C. (Delaware)
Lexington Mission L.P. (Delaware)
Lexington Mission Manager LLC (Delaware)
Lexington Moody L.P. (Delaware)
Lexington Moody LLC (Delaware)
Lexington OC L.L.C. (Delaware)
Lexington Overland Park LLC (Delaware)
Lexington Overland Park Manager LLC (Delaware)
Lexington Plymouth Manager Inc. (Delaware)
Lexington Realty Advisors, Inc. (Delaware)
Lexington Richmond L.L.C. (Delaware)
Lexington Richmond Manager, Inc. (Delaware)
Lexington Sky Harbor L.L.C. (Delaware)
Lexington Temple Manager Trust (Delaware)
Lexington Valley Forge L.P. (Delaware)
Lexington Valley Forge II L.P. (Delaware)
Lexington Wall LLC (Delaware)
Lexington Wall L.P. (Delaware)
Lexington Wallingford LLC (Delaware)
Lexington Wallingford Manager LLC (Delaware)
Lexington Warren L.L.C. (Delaware)
Lexington Waterloo LLC (Delaware)
Lexington Waterloo Manager LLC (Delaware)
Lexington Waxahachie LLC (Delaware)
Lexington Waxahachie L.P. (Delaware)
Lexington Westmont L.L.C. (Delaware)
Lexmem, Inc. (Delaware)
LXP Canton, Inc. (Delaware)
LXP Funding Corp. (Delaware)
LXP Memorial L.L.C. (Delaware)
LXP I Trust (Delaware)
LXP I, L.P. (Delaware)
LXP II, Inc. (Delaware)
LXP II, L.P. (Delaware)
Net 1 Gainesville Inc., (Delaware)
Net 1 Gainesville L.P. (Delaware)
Net 1 Henderson L.L.C. (North Carolina)
Net 1 Phoenix L.L.C. (Delaware)
Net 2 Canton L.L.C. (Delaware)
Net 2 Cox L.L.C. (Delaware)
Net 2 Hampton L.L.C. (Delaware)
Net 2 Ocala L.L.C. (Florida)

Net 2 Plymouth Inc. (Delaware)
Net 2 Plymouth L.L.C. (Delaware)
Net 2 Stone L.L.C. (Delaware)
Net 3 Acquisition L.P. (Delaware)
North Tampa Associates (Florida)
Phoenix Hotel Associates Limited Partnership (Arizona)
Savannah Waterfront Hotel L.L.C. (Georgia)
Union Hills Associates (Arizona)
Union Hills Associates II (Arizona)